As filed with the Securities and Exchange Commission on June 5, 1998
                                                  Registration No. 333-_________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------
                                    FORM S-8

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                                   ----------

                                  SEMPRA ENERGY
             (Exact name of Registrant as specified in its charter)


           California                                     33-0643023
(State or other jurisdiction of                        (I.R.S. Employer
 incorporation or organization)                     Identification Number)

                   101 Ash Street, San Diego, California 92101
                                 (619) 696-2000
          (Address and telephone number of Principal Executive Offices)

  Sempra Energy 1998 Long Term Incentive Plan; Sempra Energy 1998 Non-Employee
      Directors' Stock Plan; Sempra Energy Trading Retirement Savings Plan; Sempra Energy Savings Plan; Pacific Enterprises Retirement Savings Plan;
            Southern California Gas Company Retirement Savings Plan;
                Enova Corporation 1986 Long-Term Incentive Plan;
                  San Diego Gas & Electric Company Savings Plan;
               Pacific Lighting Corporation Stock Incentive Plan;
                 Pacific Enterprises Employee Stock Option Plan
                           (Full titles of the Plans)
                                   ----------

                               John R. Light, Esq.
                                  SEMPRA ENERGY
                   101 Ash Street, San Diego, California 92101
                                 (619) 696-2000
            (Name, address and telephone number of agent for service)


                         CALCULATION OF REGISTRATION FEE

========================================================================================================================
          Title of                    Amount              Proposed Maximum        Proposed Maximum         Amount of
      Securities to be                to be              Offering Price Per           Aggregate          Registration
         Registered                 Registered                 Share               Offering Price             Fee
------------------------------------------------------------------------------------------------------------------------
Common Stock, no                  64,000,000(1)              $26.44(2)             $1,692,160,000         $499,187.20
par value
========================================================================================================================

(1) Represents the aggregate number of shares of Sempra Energy common stock, no par value (the "Sempra Energy Common Stock") offered pursuant to each of the plans set forth above. With respect to the shares of Sempra Energy Common Stock offered pursuant to plans of Enova Corporation and Pacific Enterprises, assumes that the shares of common stock, no par value, of Enova Corporation are each converted into one share of Sempra Energy Common Stock and shares of common stock, no par value, of Pacific Enterprises are each converted into 1.5038 shares of Sempra Energy Common Stock, in each case pursuant to the terms of the pending business combination of Pacific Enterprises and Enova Corporation.

(2) Estimated solely for the purpose of calculating the registration fee. Such estimate is calculated pursuant to Rules 457(c), 457(f)(1) and 457(h)(1) under the Securities Act of 1933, as amended (the "Securities Act"), based on the average of the high and low price of shares of common stock of Enova Corporation on the New York Stock Exchange on June 3, 1998, which high and low prices were $26.625 and $26.25, respectively.

                                     Part I


              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.           Plan Information.*

Item 2.           Registrant Information and Employee Plan Annual Information.*




























------------

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (hereinafter, the "Securities Act"), and the "Note" to Part I of Form S-8.

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

                  The following documents are incorporated by reference in this Registration Statement.

                  (a) Registration Statement of Mineral Energy Corporation (now "Sempra Energy") on Form S-4, dated February 5, 1997, File No. 333-21229.

                  (b) Annual Report of Enova Corporation ("Enova") on Form 10-K, as amended, for the year ended December 31, 1997, File No. 1-11439.

                  (c) Current Reports of Enova on Form 8-K, dated March 9, 1998 and March 23, 1998, File No. 1-11439.

                  (d) Annual Report of Pacific Enterprises ("Pacific") on Form 10-K for the year ended December 31, 1997, File No. 1-40.

                  (e) Current Reports of Pacific on Form 8-K, dated January 27, 1998, February 24, 1998, March 13, 1998, and March 27, 1998, File No.
         1-40.

                  (f) Quarterly Report of Enova on Form 10-Q, for the quarter ended March 31, 1998, File No. 1-11439.

                  (g) Quarterly Report of Pacific on Form 10-Q, for the quarter ended March 31, 1998, File No. 1-40.

         All documents subsequently filed by Sempra Energy (the "Company" or "Registrant") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         The holders of the Company Common Stock will be entitled to receive such dividends as the Company Board of Directors may from time to time declare, subject to any rights of holders of outstanding shares of Company Preferred Stock. Shareholders of Pacific and Enova entitled to receive Company Common Stock will, subject to any applicable escheat law, be entitled to dividends declared after the completion of the business combination regardless of when certificates representing Pacific Common Stock or Enova Common Stock, as the case may be, are exchanged.

         Except as otherwise provided by law, each holder of Company Common Stock will be entitled to one vote per share on each matter submitted to a vote at a meeting of shareholders, subject to any class or series voting rights of holders of Company Preferred Stock. Under the Company's Articles of Incorporation, the Company Board of Directors will be classified into three classes each consisting of, as nearly as may be possible, one-third of the total number of directors constituting the entire Company Board. The holders of Company Common Stock will not be entitled to cumulate votes for the election of directors.

         In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of shares of Company Common Stock, subject to any rights of the holders of outstanding shares of Company Preferred Stock, will be entitled to receive any remaining assets of the Company after the discharge of its liabilities.

         Holders of Company Common Stock will not be entitled to preemptive rights to subscribe for or purchase any part of any new or additional issue of stock or securities convertible into stock. The Company Common Stock does not contain any redemption provisions or conversion rights and is not liable to assessment or further call. The shares of Company Common Stock to be issued in the business combination, when so issued, will be fully paid and nonassessable.

         The Board of Directors of the Company has adopted a Preferred Share Purchase Rights Plan providing that one preferred share purchase right (the "Rights") will be attached to each share of Company Common Stock. Each Right will entitle the registered holder thereof, after the Rights become exercisable and until May 31, 2008 (or the earlier redemption, exchange or termination of the Rights), to purchase from the Company 1/100th of a share of Series A Junior Participating Preferred Stock, no par value, subject to certain anti-dilution adjustments.

Item 5.       Interests of Named Experts and Counsel.

              Not applicable.

Item 6.       Indemnification of Directors and Officers.

              Section 317 of the Corporations Code of the State of California permits a corporation to provide indemnification to its directors and officers under certain circumstances. The Sempra Energy Articles of Incorporation and Bylaws eliminate the liability of directors for monetary damages to the fullest extent permissible under California law and provide that indemnification for liability for monetary damages incurred by directors, officers and other agents of Sempra Energy shall be allowed, subject to certain limitations, in excess of the indemnification otherwise permissible under California law. Sempra Energy maintains liability insurance and is also insured against loss for which it may be required or permitted by law to indemnify its directors and officers for their related acts.

              The directors and officers of Sempra Energy are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), which might be incurred by them in such capacities and against which they cannot be indemnified by Sempra Energy.

              Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.       Exemption from Registration Claimed.

              Not applicable.

Item 8.       Exhibits.

              The following exhibits are filed as part of this Registration
Statement:

              3.1 Amended and Restated Articles of Incorporation of the Registrant (Incorporated by reference to the Registrant's Registration Statement on Form S-3 dated April 29, 1998, File No. 333-51309).

              3.2     Bylaws of the Registrant (filed herewith).

              4.1     Sempra Energy 1998 Long Term Incentive Plan.

              4.2     Sempra Energy 1998 Non-Employee Directors' Stock Plan.

              4.3 Enova Corporation 1986 Long-Term Incentive Plan (amended and restated as the Sempra Energy 1986 Long-Term Incentive
                      Plan).

              4.4 Pacific Lighting Corporation Stock Incentive Plan (amended and restated as the Sempra Energy Stock Incentive Plan).

              4.5 Pacific Enterprises Employee Stock Option Plan (amended and restated as the Sempra Energy Employee Stock Option
                      Plan).

              5.1     Opinion of Shearman & Sterling.

              23.1    Consent of Independent Auditors for Pacific Enterprises.

              23.2    Consent of Independent Auditors for Enova Corporation.

              23.3    Consent of Shearman & Sterling (included in Exhibit 5.1).

              24.1    Powers of Attorney (included on signature page).

Item 9.       Undertakings.

              (a)          The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              (b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the

Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California on the 5th day of June, 1998.

                                             SEMPRA ENERGY



                                             By:     /s/ Richard D. Farman
                                                 -------------------------------
                                                 Name:  Richard D. Farman
                                                 Title: Chairman and Chief
                                                        Executive Officer



              Each of the undersigned whose signature appears below hereby constitutes and appoints John R. Light, Gary W. Kyle and Kevin C. Sagara, and each of them acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement and any and all related registration statements necessary to register additional securities, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

              Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the indicated capacities on June 5, 1998.


         Signature                                      Title
         ---------                                      -----


     /s/ Richard D. Farman                       Chairman and Chief
-------------------------------                  Executive Officer
Richard D. Farman                                (principal executive officer
                                                 and director)



     /s/ Stephen L. Baum                         Vice Chairman, President
-------------------------------                  And Chief Operating
Stephen L. Baum                                  Officer (Director)




     /s/ Neal E. Schmale                         Executive Vice President
-------------------------------                  and Chief Financial Officer
Neal E. Schmale                                  (principal financial officer)




     /s/ Frank H. Ault                           Vice President and
-------------------------------                  Controller
Frank H. Ault




     /s/ Hyla H. Bertea                          Director
-------------------------------
Hyla H. Bertea

     /s/ Herbert L. Carter                       Director
-------------------------------
Herbert L. Carter


     /s/ Richard A. Collato                      Director
-------------------------------
Richard A. Collato


     /s/ Daniel W. Derbes                        Director
-------------------------------
Daniel W. Derbes




     /s/ Wilford D. Godbold, Jr.                 Director
-------------------------------
Wilford D. Godbold, Jr.




     /s/ Robert H. Goldsmith                     Director
-------------------------------
Robert H. Goldsmith




     /s/ William D. Jones                        Director
-------------------------------
William D. Jones




     /s/ Ignacio E. Lozano, Jr.                  Director
-------------------------------
Ignacio E. Lozano, Jr.

     /s/ Ralph R. Ocampo                         Director
-------------------------------
Ralph R. Ocampo




     /s/ William G. Ouchi                        Director
-------------------------------
William G. Ouchi




     /s/ Richard J. Stegemeier                   Director
-------------------------------
Richard J. Stegemeier




     /s/ Thomas C. Stickel                       Director
-------------------------------
Thomas C. Stickel




     /s/ Diana L. Walker                         Director
-------------------------------
Diana L. Walker

                                  Exhibit Index



                                                                     Sequential
Exhibit                                                              Page
No.           Description of Document                                Number

3.1 Amended and Restated Articles of Incorporation of the Registrant (Incorporated by reference to the Registrant's Registration Statement on Form S-3 dated April 29, 1998, File No. 333-51309).

3.2           Bylaws of the Registrant (filed herewith).

4.1           Sempra Energy 1998 Long Term Incentive Plan.

4.2           Sempra Energy 1998 Non-Employee Directors'
              Stock Plan.

4.3           Enova Corporation 1986 Long-Term Incentive Plan
              (amended and restated as the Sempra Energy 1986
              Long-Term Incentive Plan).

4.4           Pacific Lighting Corporation Stock Incentive Plan
              (amended and restated as the Sempra Energy Stock
              Incentive Plan).

4.5           Pacific Enterprises Employee Stock Option Plan
              (amended and restated as the Sempra Energy
              Employee Stock Option Plan).

5.1           Opinion of Shearman & Sterling.

23.1          Consent of Independent Auditors for Pacific
              Enterprises.

23.2          Consent of Independent Auditors for Enova
              Corporation.

23.3          Consent of Shearman & Sterling (included in
              Exhibit 5.1).

24.1          Powers of Attorney (included on signature page).